Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Sun Microsystems, Inc. Equity Compensation Acquisition Plan of our reports dated July 17, 1995, with respect to the consolidated financial statements of Sun Microsystems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended June 30, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


August 8, 1996
San Jose, California


/s/ Ernst & Young L.L.P
- --------------------------
                                      II-8